                                                       Exhibit (b)(9)


                TIB
The Independent BankersBank                          COMMERCIAL
350 Phelps Court         P.O. Box 580528              SECURITY
Irving, Texas 75038    Dallas, TX 75358-0528          AGREEMENT
            Dallas County
           (800) 288-4842

              "LENDER"

                            BORROWER                                                   OWNER
        FVNB Corp.                                        FVNB Corp.
        A Texas Corporation                               A Texas Corporation

                            ADDRESS                       ADDRESS
        P.O. Box 1338                                     P.O. Box 1338
        Victoria, TX 77902                                Victoria, TX 77902


        TELEPHONE               IDENTIFICATION NO.         TELEPHONE NO.          IDENTIFICATION NO.
        NO.
        (512) 573-6321              742871063             (512) 573-6321               742871063


1. SECURITY INTEREST. For good and valuable consideration, Owner grants to Lender identified above a continuing security interest in the Collateral described below to secure the Obligations described in this Agreement.

2. OBLIGATIONS. The collateral shall secure the payment and performance of all of Borrower's and Owner's present and future, joint and/or several, direct and indirect, absolute and contingent, express and implied indebtedness to Lender under any promissory note or agreement described below, including all future advances made by Lender to Borrower or Owner and expenditures incurred by Lender upon the occurrence of an Event of Default (collectively "Obligations"):

     a.   this Agreement and/or the following promissory notes and agreements:


---------------------------------------------------------------------------------------------------------------------
     INTEREST        PRINCIPAL AMOUNT               FUNDING/            MATURITY       CUSTOMER
       RATE          CREDIT LIMIT                   AGREEMENT DATE      DATE           NUMBER           LOAN NUMBER
---------------------------------------------------------------------------------------------------------------------
     VARIABLE        $8,000,000.00                  08/15/01            08/15/06
---------------------------------------------------------------------------------------------------------------------

     b. / / all other presently existing or future, evidences of indebtedness, obligations, agreements, instruments, guaranties or otherwise of Borrower or Owner to Lender (whether incurred for the same or different purposes than the foregoing); and

     c. all renewals, extensions, amendments, modifications, replacements or substitutions to any of the foregoing.

3. COLLATERAL. All of Owner's right, title and interest in the following described property whether now or hereafter existing or now owned or hereafter acquired by Owner and wherever located shall constitute the "Collateral":

          / / All accounts and contract rights including, but not limited to, any accounts and contract rights described on Schedule A attached hereto and incorporated herein by this reference;

          / / All chattel paper including, but not limited to, any chattel paper described on Schedule A attached hereto and incorporated herein by this reference;

          /X/ All documents including, but not limited to, any documents described on Schedule A attached hereto and incorporated herein by this reference;

          / / All equipment, including, but not limited to, any equipment described on Schedule A attached hereto and incorporated herein by this reference;

          / / All fixtures, including, but not limited to, any fixtures described on Schedule A and located or to be located on the real property described on Schedule B attached hereto and incorporated herein by this reference;

          /X/ All general intangibles including, but not limited to, any general intangibles described on Schedule A attached hereto and incorporated herein by this reference;

          /X/ All instruments including, but not limited to, any instruments described on Schedule A attached hereto and incorporated herein by this reference;

          / / All inventory including, but not limited to, any inventory described on Schedule A attached hereto and incorporated herein by this reference;

          / / All minerals or the like and accounts resulting from sales at the wellhead or minehead located on or related to the real property described on Schedule B attached hereto and incorporated herein by this reference;

          / / All standing timber which is to be cut an removed under a conveyance or contract for sale located on the real property described on Schedule B attached hereto and incorporated herein by this reference;

          /X/  Other: STOCK

          The property described on Schedule A;
          All monies, instruments, savings, checking or other accounts of Owner (excluding IRA Keogh, trust accounts, and other accounts subject to tax penalties if so assigned) that are now or in the future in Lender's custody or control;
          All monies or instruments pertaining to the Collateral described above;
          All accessions, accessories, additions, amendments, attachments, modifications, replacements and substitutions to any of the above; All proceeds and products of any of the above;
          All policies of insurance pertaining to any of the above as well as any proceeds and unearned premiums pertaining to such policies; and All books and records pertaining to any of the above.

4. OWNER'S TAXPAYER IDENTIFICATION. Owner's social security number or federal taxpayer identification number is: 74-2871063
5. RESIDENCY/LEGAL STATUS. / / Owner is an individual and a resident of the state of: _______________________________
[X] Owner is a CORPORATION duly organized, validly existing and in good standing under the laws of the state of: TEXAS

6. REPRESENTATIONS, WARRANTIES, AND COVENANTS. Owner represents, warrants and covenants to Lender that:
     (a)  Owner is and shall remain the sole owner of the Collateral;
     (b) Neither Owner, nor, to the best of Owner's knowledge, has any other party used, generated, released, discharged, stored, or disposed of any hazardous waste, toxic substance, or related material (collectively "Hazardous Materials") or transported any Hazardous Materials across the property except as allowed by and in accordance with applicable federal, state and local law and regulation. Owner shall not commit or permit such actions to be taken in the future. The term "Hazardous Materials" shall mean any substance, material, or waste which Is or becomes regulated by any governmental authority including, but not limited to, (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls; (iv~ those substances, materials or wastes designated as a "hazardous substance" pursuant to Section 311 of the Clean Water ct or listed pursuant to Section 307 of the Clean Water Act or any amendments or replacements to these statutes; (v) those substances, materials or wastes defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act or any amendments or replacements to that statute; or (vi) those substances, materials or wastes defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, or any amendments or replacements to that statute. Owner is in compliance in all respects with all applicable federal, state and local laws and regulations, including, without limitation, those relating to "Hazardous Materials", as defined herein, and other environmental matters (the "Environmental Laws") and neither the federal government nor any other governmental or quasi governmental entity has, filed a lien on the Collateral, nor are there any pending or threatened governmental, judicial or administrative actions with respect to environmental matters, which involve the Collateral;
     (c) Owner's chief executive office, principal place of business office where its business records relating to the Collateral or residence is the address identified above, The Collateral is located and has been located during the four (4) month period prior to the date hereof, at the address described above or any address described on Schedule C attached hereto and incorporated herein by this reference. Owner shall immediately advise Lender in writing of any change in or addition to the foregoing addresses;
     (d) Owner shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without Lender's prior written consent;
     (e) Owner shall notify Lender of the nature of any intended change of Owner's name, or the use of any trade name, and the effective date of such change;
     (f) The Collateral is and shall at all times remain free of all tax. and other liens, security interests, encumbrances and claims of any kind except for those belonging to Lender and those described on Schedule D attached hereto and incorporated herein by this reference. Without waiving the Event of Default as a result thereof, Owner shall take any action and execute any document needed to discharge any liens, security interests, encumbrances and claims not described on Schedule D;
     (g) Owner shall defend the Collateral against all claims and demands of all persons at anytime claiming any interest therein;
     (h) All of the goods, fixtures, minerals or the like, and standing timber constituting the Collateral are and shall be located at Owner's executive offices, places of business, residence and domiciles specifically described in this Agreement. Owner shall not change the location of any Collateral without the prior written consent of Lender;
     (i) Owner shall provide Lender with possession of all chattel paper and instruments constituting the Collateral, and Owner shall promptly mark all chattel paper, instruments, and documents constituting the Collateral to show that the same are subject to Lender's security interest;
     (j) All of Owner's accounts or contract rights; chattel paper; documents; general intangibles; instruments and federal, state, county, and municipal government and other permits and licenses; trusts, liens, contracts, leases, and agreements constituting the Collateral are and shall be valid, genuine and legally enforceable obligations and rights belonging to Owner against one or more third parties and not subject to any claim, defense, set-off or counterclaim of any kind;

     (k) Owner shall not amend, modify, replace, or substitute any account or contract right; chattel paper; document; general intangible; or Instrument constituting the Collateral without the prior written consent of Lender;
     (l) Owner has the right and is duly authorized to enter into and perform its obligations under this Agreement. Owner's execution and performance of these obligations do not and shall not conflict with the provisions of any statute, regulation, ordinance, rule of law, contract or other agreement which may now or hereafter be binding on Owner;
     (m) No action or proceeding is pending against Owner which might result in any material or adverse change in its business operations or financial condition or materially affect the Collateral;
     (n) Owner has not violated and shall not violate any applicable federal, state, county or municipal statute, regulation or ordinance (including but not limited to those governing Hazardous Materials) which may materially and adversely affect its business operations or financial condition or the Collateral;
     (o) Owner shall, upon Lender's request, deposit all proceeds of the Collateral into an account or accounts maintained by Owner or Lender at Lender's institution;
     (p) Owner will, upon receipt, deliver to Lender as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations;
     (q) Owner agrees to the terms of the Obligations and to the terms of any renewals, extensions, amendments, modifications, replacements or substitutions of the Obligations; Lender may enter into agreements in the future with Borrower which, if this Agreement so provides, will become Obligations secured by the Collateral described in this Agreement; property other than the Collateral may also secure the Obligations, that Lender shall have no obligation to exercise its rights against such property prior to exercising its rights against the Collateral, that Lender may accept substitutions or exchanges for any such property, and that Lender may release its security interest in such property al: any time; parties other than Borrower may be or may become obligated under the Obligations; and
     (r) This Agreement and the obligations described in this Agreement are executed and incurred for business and not consumer purposes.

7. SALE OF COLLATERAL. Owner shall not assign, convey, lease, sell or transfer any of the Collateral to any third party without the prior written consent of Lender except for sales of inventory to buyers in the ordinary course of business.

8. FINANCING STATEMENTS AND OTHER DOCUMENTS. Owner shall at any time and from time to time take all actions and execute all documents required by Lender to attach, perfect and maintain Lender's security interest in the Collateral and establish and maintain Lender's right to receive the payment of the proceeds of the Collateral including, but not limited to, executing any financing statements, fixture filings, continuation statements, notices of security interest and other documents required by the Uniform Commercial Code and other applicable law. Owner shall pay the costs of filing such documents in all offices wherever filing or recording is deemed by Lender to be necessary or desirable. Lender shall be entitled to perfect its security interest '.in the Collateral by filing carbon, photographic or other reproductions of this Agreement and/or the aforementioned documents with any authority required by the Uniform Commercial Code or other applicable law. Owner authorizes Lender to execute and file any financing statements, as well as extensions, renewals and amendments of financing statements in such form as Lender may require to perfect and maintain perfection of any security interest granted in this Agreement.

Indebtedness following the giving of such notification or if the instruments or other remittances constitute the prepayment of any Indebtedness or the payment of any insurance proceeds, Owner shall hold such instruments and other remittances in trust for Lender apart from its other property, endorse the instruments and other remittances to Lender, and immediately provide Lender with possession of the instruments and other remittances. Lender shall be entitled, but not required, to collect (by legal proceedings or otherwise), extend the time for payment, compromise, exchange or release any obligor or collateral, or otherwise settle any of the Indebtedness whether or not an event of default exists under this Agreement. Lender shall note liable to Owner for any action, error, mistake, omission or delay pertaining to the actions described in this paragraph or any damages resulting therefrom.

12. POWER OF ATTORNEY. Owner hereby appoints Lender as its attorney-in-fact to endorse Owner's name on all instruments and other remittances payable to Owner with respect to the Indebtedness, including any items received by Lender in any lockbox account, or other documents pertaining to Lender's actions in connection with the Indebtedness. In addition, Lender shall be entitled, but not required, to perform any action or execute any document required to be taken or executed by Owner under this Agreement. Lender's performance of such action or execution of such documents shall not relieve Owner from any obligation or cure any default under this Agreement. The powers of attorney described in this paragraph are coupled with an interest and are irrevocable.

13. USE AND MAINTENANCE OF COLLATERAL. Owner shall use the Collateral solely in the ordinary course of its business, for the usual purposes intended by the manufacturer (if applicable), with due care, and in compliance with the laws, ordinances, regulations, requirements and rules of all federal, state, county and municipal authorities including environmental laws and regulations and insurance policies. Owner shall not make any alterations, additions or improvements to the Collateral without the prior written consent of Lender. Owner shall ensure that Collateral which is not now a fixture does not become a fixture. Without limiting the foregoing, all alterations, additions and improvements made to the Collateral shall be subject to the security interest belonging to Lender, shall not be removed without the prior written consent of Lender, and shall be made at Owner's sole expense. Owner shall take all actions and make any repairs or replacements needed to maintain the Collateral In good condition and working order.

14. LOSS OR DAMAGE. Owner shall bear the entire risk of any loss, theft, destruction or damage (collectively "Loss or Damage") to all or any part of the Collateral. In the event of any Loss or Damage, Owner will either restore the Collateral to its previous condition, replace the Collateral with similar property acceptable to Lender in its sole discretion, or pay or cause to be paid to Lender the decrease in the fair market value of the affected Collateral.

15. INSURANCE. The Collateral will be kept insured for its full value against all hazards Including loss or damage caused by fire, collision, theft or other casualty. If the Collateral consists of a motor vehicle, Owner will obtain compr9hensive and collision coverage in amounts at least equal to the actual cash value of the vehicle with deductibles not to exceed $ A . OWNER MAY FURNISH REQUIRED INSURANCE EITHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY OWNER OR THROUGH ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN TEXAS, BUT LENDER MAY REFUSE ANY INSURER FOR REASONABLE CAUSE. The insurance policies shall require the insurance company to provide Lender with at least thirty (30) days' written notice before such policies are altered or cancelled in any manner. The insurance policies shall name Lender as a loss payee and provide that no act or omission of Owner or any other person shall affect the right of Lender to be paid the insurance proceeds pertaining to the loss or damage of the Collateral. In the event Owner fails to acquire or maintain insurance, Lender (after providing notice as may be required by law) may in its discretion procure appropriate insurance coverage upon the Collateral and charge the insurance cost as an advance of principal under the promissory note, Owner shall furnish Lender with evidence of insurance indicating the required coverage. Lender may act as attorney-in-fact for Owner in making and settling claims under insurance policies, canceling any policy or endorsing Owner's name on any draft or negotiable instrument drawn by any insurer.

16. INDEMNIFICATION. Lender shall not assume or be responsible for the performance of any of Owner's obligations with respect to the Collateral under any circumstances. Owner shall immediately provide Lender with written notice of and hereby indemnifies and holds Lender and its shareholders, directors, officers, employees and agents harmless from all claims, damages, liabilities (including attorneys' fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively "Claims") pertaining to its business operations or the Collateral including, but not limited to, those arising from Lenders performance of Owner's obligations with respect to the Collateral or claims involving Hazardous Materials. It is the express intention of the parties hereto that the indemnity provided for herein is intended to and shall indemnify and protect Lender from the consequences of Lender's own negligence, whether or not that negligence is the sole or concurring cause of any claim, damage, liability, loss, deficiency, penalty, cost or expense. Owner, upon the request of Lender, shall hire legal counsel to defend Lender from such Claims, and pay the attorneys' fees, legal expenses and other costs to the extent permitted by applicable law, incurred in connection therewith. In the alternative, Lender shall be entitled to employ its own legal counsel to defend such Claims at Owner's cost.

17. TAXES AND ASSESSMENTS. Owner shall execute and file all tax returns and pay all taxes, licenses, fees and assessments relating to its business operations and the Collateral (including, but not limited to, income taxes, personal property taxes, withholding taxes, sales taxes, use taxes, excise taxes and workers' compensation premiums) in a timely manner.

18. INSPECTION OF COLLATERAL AND BOOKS AND RECORDS. Owner shall allow Lender or its agents to examine, insect and make abstracts and copies of the Collateral and Owner's books and records pertaining to Owner's business operations and financial condition or the Collateral during normal business hours. Owner shall provide any assistance required by Lender for these purposes. All of the signatures and information pertaining to the Collateral or contained in the books and records shall be genuine, true, accurate and complete in all respects. Owner shall note the existence of Lender's security interest in its books and records pertaining to the Collateral.

19. EVENTS OF DEFAULT. An Event of Default will occur under this Agreement in the event that Owner, Borrower or any guarantor:

     (a) fails to make any payment under this Agreement or any other indebtedness to Lender when due;
     (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in this Agreement or any other present or future written agreement regarding this or any other indebtedness to Lender;
     (c) provides or causes any false or misleading signature or representation to be provided to Lender;
     (d) sells, conveys, or transfers rights in any Collateral without the written approval of Lender; destroys, loses or damages such Collateral in any material respect; or subjects such Collateral to seizure, confiscation, or condemnation;
     (e) seeks to revoke, terminate or otherwise limit its liability under any continuing guaranty;
     (f) has a garnishment, judgment, tax levy, attachment or lien entered or serve against Owner, Borrower, or any guarantor, or any of their property including the Collateral;
     (g) dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, fails to pay any debts as they become due, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding;
     (h) allows the Collateral to be used by anyone to transport or store goods, the possession, transportation, or use of which, is illegal;
     (i)  fails to provide Lender evidence of satisfactory financial condition;
     (j) has a majority of its outstanding voting securities sold, transferred or conveyed to any person or entity other than any person or entity that has the majority ownership as of the date of the execution of this Agreement; or
     (k) causes Lender to deem itself insecure due to a significant decline in the value of any of the Collateral or Lender, in good faith, believes the prospect of payment or performance is impaired,

20. RIGHTS OF LENDER ON EVENT OF DEFAULT. Upon the occurrence of an Event of Default under this Agreement, Lender shall be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):

          (a) to declare the Obligations immediately due and payable in full, such acceleration shall be automatic and immediate if the Event of Default is a filing under the Bankruptcy Code;

          (b) to collect the outstanding Obligations with or without resorting to judicial process;
          (c) to change Owner's mailing address, open Owner's mail, and retain any instruments or other remittances constituting the Collateral contained therein;
          (d) to lawfully and peaceably take possession of any Collateral in any manner permitted by law;
          (e) to apply for and obtain, without notice and upon ex parte application, the appointment of a receiver for the Collateral without regard to Owner's financial condition or solvency, the adequacy of the Collateral to secure the payment or performance of the obligations, or the existence of any waste to the Collateral;
          (f) to require Owner to deliver and make available to Lender any Collateral at a place reasonably convenient to Owner and Lender;
          (g) to sell, lease or otherwise dispose of any Collateral and collect any deficiency balance with or without resorting to legal process;
          (h) to set-off Owner's obligations against any amounts due to Owner including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and
          (i) to exercise all other rights available to Lender under any other written agreement or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. Unless the Collateral is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will provide reasonable notification of the time and place of any sale or intended disposition as required under the Uniform Commercial Code. If the Collateral consists of securities, Lender shall be entitled to transfer the securities into the name of Lender or its designee and to vote the securities. Lender shall be authorized to notify the issuer of the securities to remit any related dividends, interest and securities resulting from stock splits, reorganizations and capitalizations directly to Lender or its designee. In the event that Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by away of a prejudgment remedy in an action against Owner, Owner waives the posting of any bond which might otherwise be required. Upon default, Owner shall segregate all proceeds of Collateral and hold such proceeds in trust for Lender. Lender's remedies under this paragraph are in addition to those available at common law, such as offset.

21. APPLICATION OF PAYMENTS. Whether or not a default has occurred under this Agreement, all payments made by or on behalf of Owner and all credits due to Owner from the disposition of the Collateral or otherwise may be applied against the amounts paid by Lender (including attorneys' fees and legal expenses) in connection with the exercise of its rights or remedies described in this Agreement and any interest thereon and then to the payment of the remaining Obligations in whatever order Lender chooses.

22. ADVANCES TO PERFORM COVENANTS. Owner shall reimburse Lender for all amounts (including attorneys' fees and legal expenses) expended by Lender in the performance of any action required (degree)to be taken by Owner or the exercise of any right or remedy belonging to Lender under this Agreement, together with interest thereon at the lower of the highest rate described in any promissory note or credit agreement executed by Borrower or Owner or the highest rate allowed by law from the date of payment until the date of reimbursement. These sums shall be included in the definition of Obligations, shall be secured by the Collateral identified in this Agreement and shall be payable upon demand. Lender has no duty to take any action to protect the value of the Collateral or to exercise any rights of the Owner with respect to the Collateral.

23. ASSIGNMENT. Owner shall not be entitled to assign any of its rights, remedies or obligations described in this Agreement without the prior written consent of Lender. Consent may be withheld by Lender in its sole discretion Lender shall be entitled to assign some or all of its rights and remedies described in this Agreement without notice to or the prior consent of Owner In any manner.

24. MODIFICATION AND WAIVER. The modification or waiver of any of Owner's Obligations or Lender's rights under this Agreement must be contained in a writing signed by Lender. Lender may perform any of Owner's Obligations or delay or fail to exercise any of its rights without causing a waiver of those Obligations or rights. A waiver on one occasion shall not constitute a waiver on any other occasion. Owner's Obligations under this Agreement shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Owner or third party or any of its rights against any Owner, third party, Collateral or any other property securing the Obligations. Owner waives and consents to any release or other impairment of any Collateral because of any failure of Lender to perfect its security interest, any damage to any Collateral, or any other reason whatsoever, even if caused by Lender's negligence.

25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Owner and Lender and their respective successors, assigns, trustees, receivers, administrators;, personal representatives, legatees, and devisees.

26. NOTICES. Any notice or other communication to be provided under this Agreement shall be in writing and sent to the parties at the addresses described in this Agreement or such other address as the parties may designate in writing from time to time.

27. SEVERABILITY. If any provision of this Agreement violates the law or is unenforceable, the rest of the Agreement shall remain valid.

28. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

29. COSTS AND ATTORNEY'S FEES. If Lender hires an attorney (who is not a salaried employee of Lender) to assist in collecting amounts owed or enforcing Lender's rights or remedies, Owner agrees to pay Lender's reasonable attorneys' fees, court costs and related expenses to the extent permitted by law, subject to court award. Owner also agrees to pay Lender's reasonable expenses in recovering, storing, fixing-up, and disposing of the Collateral to the extent permitted by law.

30. MISCELLANEOUS. This Agreement is executed for commercial purposes. Owner shall supply information regarding Owner's business operations and financial condition or the Collateral in the form and manner as requested by Lender from time to time. All information furnished by Owner to Lender shall be true, accurate and complete in all respects. Owner and Lender agree that time is of the essence. Owner waives presentment, demand for payment, notice of dishonor and protest except as required by law. All references to Owner in this Agreement shall include all parties signing below except Lender. This Agreement shall be binding upon the heirs, successors and assigns of Owner and Lender. If there is more than one Owner, their obligations under this Agreement shall be joint and several. This Agreement shall remain in full force and effect until Lender provides Owner with written notice of termination. This Agreement represents the complete and integrated understanding between Owner and Lender regarding the terms hereof.

31. ADDITIONAL TERMS:

   THIS NOTE AND ALL SUPPORTING DOCUMENTS ARE ALSO SUBJECT TO THE TERMS OF LOAN AGREEMENT OF EVEN DATE HEREWITH BY AND BETWEEN LENDER AND BORROWER.

OWNER ACKNOWLEDGES THAT OWNER HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. OWNER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

THIS AGREEMENT AND RELATED DOCUMENTS HAVE BEEN SIGNED IN THE COUNTY OF LENDER'S ADDRESS UNLESS OTHERWISE SPECIFIED: Victoria

Dated: August 15 , 2001
                                       LENDER; TIB - THE INDEPENDENT BANKERSBANK

                                       By: /s/ G BART GRIFFITH
                                          --------------------------------------
                                       G Bart Griffith
                                       Vice President


OWNER:      FVNB Corp.                 OWNER:
       A Texas Corporation

By: /s/ DAVID M. GADDIS
   ----------------------------------  -----------------------------------------
   David M. Gaddis, President and CEO

                                   SCHEDULE A

1,000 S/S OF FVNB DELAWARE CORP., A DELAWARE CORPORATION, COMMON STOCK, NOW OWNED OR HEREAFTER ACQUIRED, AND ALL PRODUCTS, PROCEEDS, REVENUES, DISTRIBUTIONS, DIVIDENDS, STOCK DIVIDENDS, SECURITIES, AND OTHER PROPERTY, RIGHTS, AND INTERESTS THAT DEBTOR RECEIVES OR IS AT ANY TIME ENTITLED TO RECEIVE ON ACCOUNT OF SAME.

                                   SCHEDULE B

Record Owner Name:

                                   SCHEDULE C







                                   SCHEDULE D